                                                                    EXHIBIT 99.1

                                Exhibit 1.A.(12)

                        Sample Hypothetical Illustrations

                           HYPOTHETICAL ILLUSTRATIONS

The following illustrations show how certain values under a sample Policy would change with different rates of fictional investment performance over an extended period of time. In particular, the illustrations show how the death benefit, cash value, and net surrender value under a Policy issued to an insured of a given age, would change over time if the premiums indicated were paid and the return on the assets in the subaccounts were a uniform gross annual rate (before any expenses) of 0%, 6% or 12%. The tables illustrate Policy values that would result based on assumptions that you pay the premiums indicated, you do not change your specified amount, and you do not take any cash withdrawals or Policy loans. The actual values under the Policy could be significantly different from those shown even if actual returns averaged 0%, 6% and 12%, but fluctuated over and under those averages throughout the years shown. Depending on the timing and degree of fluctuation, the actual values could be substantially less than those shown, and may, under certain circumstances, result in the lapse of the Policy unless the owner pays more than the stated premium.

We based the first illustration on a Policy for an insured who is a 35 year old male in the non-tobacco use, ultimate select rate class, annual premiums of $5,500, a $500,000 specified amount and death benefit Option A. This illustration also assumes cost of insurance charges based on our current cost of insurance rates. The second illustration is based on the same factors as the first illustration, except that cost of insurance rates are based on the guaranteed cost of insurance rates (based on the 1980 Commissioners Standard Ordinary Mortality Table).

The amounts we show for the death benefits, cash values and net surrender values take into account (1) the daily charge for assuming mortality and expense risks assessed against each subaccount. This charge is equivalent to an annual charge of 0.90% of the average net assets of the subaccounts during the first 15 Policy years (we guarantee to reduce this charge to 0.60% after the first 15 Policy years). We intend to reduce this charge to 0.30% in the 16th Policy year but we do not guarantee that we will do so, and we reserve the right to maintain this charge at the 0.60% level after the 15th Policy year. The following illustrations use 0.30% after the 15th Policy year; (2) estimated daily expenses equivalent to an effective average annual expense level of 0.94% of the portfolios' average daily net assets; and (3) all applicable premium expense charges and cash value charges. The 0.94% average portfolio expense level assumes an equal allocation of amounts among the 41 subaccounts (this percentage does not include Janus Global portfolio because this portfolio is no longer available to new investors). We used annualized actual audited expenses incurred during 2001 as shown in the Portfolio Annual Expense Table in the Policy prospectus for the portfolios to calculate the average annual expense level.

Taking into account the assumed charges of 1.84%, the gross annual investment return rates of 0%, 6% and 12% are equivalent to net annual investment return rates of -1.84%, 4.16% and 10.16% during the first 15 Policy years and -1.24%, 4.76% and 10.76% thereafter.

During 2001, AEGON/Transamerica Fund Advisers, Inc. ("AEGON/Transamerica Advisers") undertook to pay those normal operating expenses of certain AEGON/Transamerica Series Fund, Inc. ("Series Fund") portfolios that exceeded a certain stated percentage of those portfolios' average daily net assets. AEGON/Transamerica Advisers has undertaken until at least April 30, 2003 to pay expenses to the extent normal operating expenses of certain portfolios of the Series Fund exceed a stated percentage of the portfolio's average daily net assets. For details on these expense limits, the amounts reimbursed by AEGON/Transamerica Advisers during 2001, and the expense ratios without the reimbursements, see the Portfolio Annual Expense Table in the Policy prospectus.

Without these waivers and reimbursements, total annual expenses for the portfolios would have been greater, and the illustrations would have assumed that the assets in the portfolios were subject to an average annual expense level of 1.01%.

THE HYPOTHETICAL RETURNS SHOWN IN THE TABLES ARE PROVIDED ONLY TO ILLUSTRATE THE MECHANICS OF A HYPOTHETICAL POLICY AND DO NOT REPRESENT PAST OR FUTURE INVESTMENT RATES OF RETURN. Tax charges that may be attributable to the separate account are not reflected because we are not currently making such charges. In order to produce after tax returns of 0%, 6% or 12% if such charges are made in the future, the separate account would have to earn a sufficient amount in excess of 0%, 6% or 12% to cover any tax charges.

The "Premium Accumulated at 5%" column of each table shows the amount which would accumulate if you invested an amount equal to the premium to earn interest at 5% per year, compounded annually.

We will furnish, upon request, a comparable illustration reflecting the proposed insured's age, gender, risk classification and desired Policy features.

                               TRANSAMERICA ELITE

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
                           HYPOTHETICAL ILLUSTRATIONS
                                MALE ISSUE AGE 35

Specified Amount  $500,000                Ultimate Select, Non-Tobacco Use Class
Annual Premium    $5,500                  Death Benefit Option A

                      Using Current Cost of Insurance Rates

                                                                       DEATH BENEFIT
                                                            ASSUMING HYPOTHETICAL GROSS AND NET
                                                                ANNUAL INVESTMENT RETURN OF
                                                  0% (GROSS)             6% (GROSS)             12% (GROSS)
                                                 -1.91% (NET)            4.09% (NET)            10.09% (NET)
END OF                      PREMIUMS              YEARS 1-15             YEARS 1-15             YEARS 1-15
POLICY                    ACCUMULATED            -1.31% (NET)            4.69% (NET)            10.69% (NET)
YEAR                         AT 5%                YEARS 16+               YEARS 16+              YEARS 16+
 1                             5,775               500,000                 500,000                  500,000
 2                            11,839               500,000                 500,000                  500,000
 3                            18,206               500,000                 500,000                  500,000
 4                            24,891               500,000                 500,000                  500,000
 5                            31,911               500,000                 500,000                  500,000
 6                            39,281               500,000                 500,000                  500,000
 7                            47,020               500,000                 500,000                  500,000
 8                            55,146               500,000                 500,000                  500,000
 9                            63,678               500,000                 500,000                  500,000
10                            72,637               500,000                 500,000                  500,000
15                           124,616               500,000                 500,000                  500,000
20                           190,956               500,000                 500,000                  500,000
30 (AGE 65)                  383,684               500,000                 500,000                1,082,286
40 (AGE 75)                  697,619               500,000                 500,000                2,680,346
50 (AGE 85)                1,208,985                     *                 827,342                7,271,853
60 (AGE 95)                2,041,946                     *               1,303,894               19,025,698

                                     CASH VALUE                                       NET SURRENDER VALUE
                            ASSUMING HYPOTHETICAL GROSS AND NET                ASSUMING HYPOTHETICAL GROSS AND NET
                               ANNUAL INVESTMENT RETURN OF                         ANNUAL INVESTMENT RETURN OF
                    0% (GROSS)       6% (GROSS)         12% (GROSS)        0% (GROSS)       6% (GROSS)         12% (GROSS)
                   -1.91% (NET)      4.09% (NET)        10.09% (NET)      -1.91% (NET)      4.09% (NET)        10.09% (NET)
END OF              YEARS 1-15       YEARS 1-15         YEARS 1-15         YEARS 1-15       YEARS 1-15         YEARS 1-15
POLICY             -1.31% (NET)      4.69% (NET)        10.69% (NET)      -1.31% (NET)      4.69% (NET)        10.69% (NET)
YEAR                 YEARS 16+        YEARS 16+          YEARS 16+         YEARS 16+         YEARS 16+          YEARS 16+
 1                     4,578              4,882               5,186             410                714               1,018
 2                     9,057              9,951              10,883           4,448              5,343               6,275
 3                    13,428             15,206              17,135           8,380             10,158              12,086
 4                    17,699             20,661              24,003          12,210             15,173              18,515
 5                    21,838             26,291              31,519          15,910             20,363              25,590
 6                    25,846             32,100              39,744          19,478             25,731              33,376
 7                    29,715             38,087              48,746          22,907             31,279              41,937
 8                    33,449             44,262              58,606          26,201             37,014              51,358
 9                    36,983             50,567              69,350          29,295             42,879              61,661
10                    40,349             57,038              81,100          32,221             48,909              72,972
15                    54,519             91,949             158,979          54,519             91,949             158,979
20                    66,197            135,738             292,053          66,197            135,738             292,053
30 (AGE 65)           82,523            260,742             887,119          82,523            260,742             887,119
40 (AGE 75)           71,688            459,972           2,504,997          71,688            459,972           2,504,997
50 (AGE 85)                *            787,945           6,925,574               *            787,945           6,925,574
60 (AGE 95)                *          1,290,984          18,837,325               *          1,290,984          18,837,325

                               TRANSAMERICA ELITE

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
                           HYPOTHETICAL ILLUSTRATIONS
                                MALE ISSUE AGE 35

Specified Amount  $500,000                Ultimate Select, Non-Tobacco Use Class
Annual Premium    $5,500                  Death Benefit Option A

                      Using Current Cost of Insurance Rates

                                                                       DEATH BENEFIT
                                                            ASSUMING HYPOTHETICAL GROSS AND NET
                                                                ANNUAL INVESTMENT RETURN OF
                                                  0% (GROSS)             6% (GROSS)             12% (GROSS)
                                                 -1.91% (NET)            4.09% (NET)            10.09% (NET)
END OF                      PREMIUMS              YEARS 1-15             YEARS 1-15             YEARS 1-15
POLICY                    ACCUMULATED            -1.31% (NET)            4.69% (NET)            10.69% (NET)
YEAR                         AT 5%                YEARS 16+               YEARS 16+              YEARS 16+
 1                            5,775               500,000                 500,000                  500,000
 2                           11,839               500,000                 500,000                  500,000
 3                           18,206               500,000                 500,000                  500,000
 4                           24,891               500,000                 500,000                  500,000
 5                           31,911               500,000                 500,000                  500,000
 6                           39,281               500,000                 500,000                  500,000
 7                           47,020               500,000                 500,000                  500,000
 8                           55,146               500,000                 500,000                  500,000
 9                           63,678               500,000                 500,000                  500,000
10                           72,637               500,000                 500,000                  500,000
15                          124,616               500,000                 500,000                  500,000
20                          190,956               500,000                 500,000                  500,000
30 (AGE 65)                 383,684               500,000                 500,000                1,037,514
40 (AGE 75)                 697,619                     *                 500,000                2,504,807
50 (AGE 85)               1,208,985                     *                 565,847                6,595,517
60 (AGE 95)               2,041,946                     *                 866,907               16,344,517

                                     CASH VALUE                                       NET SURRENDER VALUE
                            ASSUMING HYPOTHETICAL GROSS AND NET                ASSUMING HYPOTHETICAL GROSS AND NET
                               ANNUAL INVESTMENT RETURN OF                         ANNUAL INVESTMENT RETURN OF
                    0% (GROSS)       6% (GROSS)         12% (GROSS)        0% (GROSS)       6% (GROSS)         12% (GROSS)
                   -1.91% (NET)      4.09% (NET)        10.09% (NET)      -1.91% (NET)      4.09% (NET)        10.09% (NET)
END OF              YEARS 1-15       YEARS 1-15         YEARS 1-15         YEARS 1-15       YEARS 1-15         YEARS 1-15
POLICY             -1.31% (NET)      4.69% (NET)        10.69% (NET)      -1.31% (NET)      4.69% (NET)        10.69% (NET)
YEAR                 YEARS 16+        YEARS 16+          YEARS 16+         YEARS 16+         YEARS 16+          YEARS 16+
 1                     4,578              4,882               5,186             410                714               1,018
 2                     8,969              9,861              10,790           4,361              5,253               6,182
 3                    13,232             14,999              16,915           8,183              9,951              11,867
 4                    17,363             20,298              23,611          11,875             14,810              18,123
 5                    21,358             25,758              30,928          15,429             19,829              24,999
 6                    25,214             31,381              38,927          18,846             25,012              32,559
 7                    28,922             37,162              47,667          22,114             30,354              40,859
 8                    32,485             43,111              57,229          25,237             35,863              49,981
 9                    35,893             49,223              67,688          28,205             41,535              60,000
10                    39,151             55,507              79,141          31,022             47,379              71,013
15                    52,856             89,447             155,137          52,856             89,447             155,137
20                    63,073            131,005             284,292          63,073            131,005             284,292
30 (AGE 65)           54,237            229,450             850,421          54,237            229,450             850,421
40 (AGE 75)                *            346,580           2,340,941               *            346,580           2,340,941
50 (AGE 85)                *            538,901           6,281,445               *            538,901           6,281,445
60 (AGE 95)                *            858,324          16,182,690               *            858,324          16,182,690